Exhibit 99.3

2 Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”) . BB&T’s management uses these “non - GAAP” measures in their analysis of the corporation’s performance and the efficiency of its operations . Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period . The company believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance . BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the company’s underlying performance . These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non - GAAP performance measures that may be presented by other companies . In this presentation, these measures are generally marked as “non - GAAP” and are accompanied with disclosure regarding why BB&T’s management believes such measures are useful to investors . Below is a listing of the types of non - GAAP measures used in this presentation : □ Tangible common equity and Tier 1 common equity ratios are non - GAAP measures. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. The Basel III Tier I common equity ratio is also a non - GAAP measure and reflects management’s best estim ate of the proposed regulatory requirements, which are subject to change. BB&T’s management uses these measures to assess the quality of capital and believ es that investors may find them useful in their analysis of the corporation. □ Asset quality ratios have been adjusted to remove the impact of acquired loans and foreclosed property covered by FDIC loss s har ing agreements as management believes their inclusion results in distortion of those ratios and may not be comparable to other periods presented or to other portfo lio s that were not impacted by purchase accounting. □ Fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expense, amort ization of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. □ Return on average tangible common shareholders’ equity is a non - GAAP measure that calculates the return on average common shareh olders’ equity without the impact of intangible assets and their related amortization. A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included on the Investor Relations s ection of BB&T’s website and as an appendix to this presentation. Forward - Looking Information This presentation contains forward - looking statements with respect to the financial condition, results of operations and businesses of BB&T . Statements that are not historical or current facts or statements about beliefs and expectations are forward - looking statements . Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward - looking statements . Forward - looking statements involve certain risks and uncertainties and are based on the beliefs and assumptions of the management of BB&T, and the information available to management at the time that this presentation was prepared . Factors that may cause actual results to differ materially from those contemplated by such forward - looking statements include, among others, the following : (1) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and / or a reduced demand for credit or other services ; (2) disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U . S . government obligations by one of the credit rating agencies and the adverse effects of the ongoing sovereign debt crisis in Europe ; (3) changes in the interest rate environment may reduce net interest margins and / or the volumes and values of loans made or held as well as the value of other financial assets held ; (4) competitive pressures among depository and other financial institutions may increase significantly ; (5) legislative, regulatory, or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Frank Wall Street Reform and Consumer Protection Act of 2010 , and changes in accounting standards, may adversely affect the businesses in which BB&T is engaged ; (6) local, state or federal taxing authorities may take tax positions that are adverse to BB&T ; (7) reduction in BB&T’s credit ratings ; (8) adverse changes may occur in the securities markets ; (9) competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully than BB&T and may be subject to different regulatory standards than BB&T ; (10) costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expected ; (11) unpredictable natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operations or the ability or willingness of BB&T’s customers to access the financial services BB&T offers ; (12) expected cost savings associated with completed mergers and acquisitions may not be fully realized or realized within the expected time frames ; (13) deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions, may be greater than expected ; and (14) BB&T faces system failures and cyber - security risks that could adversely affect BB&T’s business and financial performance . These and other risk factors are more fully described in BB&T’s Annual Report on Form 10 - K for the year ended December 31 , 2011 under the section entitled Item 1 A . “Risk Factors” and from time to time, in other filings with the Securities and Exchange Commission . You are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this presentation . Actual results may differ materially from those expressed in or implied by any forward - looking statements . Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forward - looking statements for any reason .

2012 Fourth Quarter Performance Highlights[1]

Strong Earnings
- Record annual net income[2] of $1.9 billion, up 49% vs. 2011
- Net income[2] totaled $506 million, up 29.4% vs. 4Q11
- Diluted EPS totaled $0.71, up 29.1% vs. 4Q11
- EPS reduced by $0.01 in merger-related charges

Revenues
- Total revenues[3] were $2.5 billion, up 8.0% vs. 3Q12
- Record 2012 revenues from Mortgage Banking, Insurance and Investment Banking & Brokerage
- Fee income ratio increased to 44.1%[4]

Loans
- Average loan growth was 3.0% vs. 3Q12
- Loan growth was led by C&I, Direct Retail Lending and Residential Mortgage
- Solid linked quarter C&I and CRE loan production

Deposits
- Average total deposits increased $3.1 billion, or 9.5% vs. 3Q12
- Noninterest-bearing deposits increased 24.7% vs. 3Q12
- Mix improvement and continued decrease in interest-bearing deposit costs

Credit Quality
- NPAs decreased $182 million, or 10.6%[5] vs. 3Q12
- NPLs decreased $160 million, or 10.4%[5] vs. 3Q12
- ALLL coverage ratio[4] improved to 1.37x NPLs from 1.24x at 3Q12

Expense Control
- Noninterest expense decreased 10.7% vs. 3Q12
- Achieved positive operating leverage
- Successful completion of BankAtlantic integration

1 Linked quarter growth rates are annualized, except for credit metrics.
2 Available to common shareholders.
3 Fully taxable equivalent
4 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non-GAAP Reconciliations included in the attached Appendix.
5 Excludes covered assets

3

4 Broad - based Loan Growth $105.8 $107.5 $109.2 $112.7 $113.6 $100 $105 $110 $115 4Q11 1Q12 2Q12 3Q12 4Q12 Average Loans Held for Investment ($ in billions) » Experienced strong growth in C&I, Direct Retail and Residential Mortgage » Average commercial loans, excluding CRE - ADC, increased $715 million, or an annualized 5.9% compared to 3Q12 » Despite challenging market conditions, EOP loans HFI were approximately $1.0 billion higher than the 4Q12 average balance » Average total loan growth is expected to be in the 2% to 4% range annualized for 1Q13 contingent on the economy » Expecting solid C&I, CRE and Sales Finance growth in 1Q13 driven by: □ Investments in Corporate Banking and other commercial loan growth initiatives □ CRE growth driven by retail, warehouse, office and multi - family □ Increased focus on wholesale lending in Sales Finance 1 Excludes loans held for sale. 2 Average balances reflect reclassifications from C&I to CRE - Other with an average balance impact of approximately $130 million. 3 Other lending subsidiaries consist of AFCO/CAFO/Prime Rate, Lendmark, BB&T Equipment Finance, Grandbridge Real Estate Capital , Sheffield Financial and Regional Acceptance. C&I 2 $ 38,022 $ 506 5.4 % CRE - Other 2 11,032 209 7.7 CRE - ADC 1,398 (136) (35.3) Direct Retail 15,767 247 6.3 Sales Finance 7,724 (65) (3.3) Revolving Credit 2,280 46 8.2 Residential Mortgage 23,820 339 5.7 Other Lending Subsidiaries 3 10,051 53 2.1 Subtotal $ 110,094 $ 1,199 4.4 % Covered loans 3,477 (349) (36.3) Total $ 113,571 $ 850 3.0% 4Q12 vs. 3Q12 Annualized % Increase (Decrease) Average Loan Growth Highlights 1 ($ in millions) 4Q12 vs. 3Q12 $ Increase (Decrease) 4Q12 Average Balance

5 Improved Deposit Mix and Cost » Strong organic growth in noninterest - bearing deposits, up 24.7% » Effectively reduced interest - bearing deposit cost by 18bps during 2012 » Average CD maturity is 12 months » Management currently expects more modest deposit growth in 1Q13 with continued improvement in deposit costs » Achieved annual growth in net new retail deposit accounts of approximately 34,000 Noninterest - bearing deposits $ 31,849 $ 1,859 24.7 % Interest checking 19,837 (320) (6.3) Money market & savings 47,965 465 3.9 Subtotal $ 99,651 $ 2,004 8.2 % Certificates and other time deposits 31,724 997 12.9 Foreign office deposits – Interest - bearing 387 66 81.8 Total deposits $ 131,762 $ 3,067 9.5 % Average Deposit Growth Highlights ($ in millions) $121.9 $124.6 $125.3 $128.7 $131.8 0.56% 0.49% 0.44% 0.42% 0.38% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% $90.0 $100.0 $110.0 $120.0 $130.0 $140.0 4Q11 1Q12 2Q12 3Q12 4Q12 Average Deposits ($ in billions) Total Interest - Bearing Deposit Cost 4Q12 vs. 3Q12 Annualized % Increase (Decrease) 4Q12 vs. 3Q12 $ Increase (Decrease) 4Q12 Average Balance

Diverse Sources of Revenue » Expanding corporate banking initiative in key national markets with continued expansion of vertical lending teams » Expanding advisor capacity of wealth management and the broker - dealer in targeted markets » Realize revenue synergies from acquisition of Crump Life » Expanding the mortgage correspondent lending network » Investments in retail mortgage lending in targeted geographies » Opening 30 branches in Texas with a focus on commercial lending » Substantial revenue opportunities in legacy Colonial markets 1 Based on segment revenues, excluding other, treasury and corporate for 4Q12 . 6 Community Banking 47% Residential Mortgage Banking 12% Dealer Financial Services 6% Specialized Lending 8% Financial Services 13% Insurance Services 14% Revenue Mix 1

1.45% 1.33% 1.09% 0.97% 0.85% 0.50% 1.00% 1.50% 2.00% 4Q11 1Q12 2Q12 3Q12 4Q12 Total Nonperforming Assets as a Percentage of Total Assets 7 Broad - based Credit Improvement 1 » 10.6% reduction in NPAs vs. 3Q12 □ Commercial NPLs down 16.4% □ Lowest NPAs since 2Q08 » Management expects NPAs to improve at a modest pace in 1Q13 assuming no significant economic deterioration » 4Q12 net charge - offs were $295 million, down 22.4% vs. 4Q11 » Lowest charge - offs in 4 years » Expect net charge - offs to approximate 1.00% of average loans in 1Q13 and trend lower thereafter 1 Excludes covered assets. NPAs down 37.3% vs. 4Q11 1.46% 1.28% 1.22% 1.08% 1.04% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 4Q11 1Q12 2Q12 3Q12 4Q12 Net Charge - offs / Average Loans

8 » Performing TDRs increased 21.2% vs. 3Q12 » Recent regulatory guidance related to debt discharge in bankruptcy (BK7) resulted in $226 million increase in performing TDRs across all portfolios □ FICO scores have increased approximately 50 points on average since debt discharge □ 77% current for two years or more □ 92% less than sixty days past due □ ALLL at 4Q12 considers estimated collateral shortfall » ALLL coverage ratios consistently increased during 2012 as credit trends improved $1,109 $1,015 $1,052 $1,074 $1,076 $226 $500 $700 $900 $1,100 $1,300 4Q11 1Q12 2Q12 3Q12 4Q12 Total Performing TDRs ($ in millions) Performing TDRs (excl. BK7) BK7 - related TDRs Broad - based Credit Improvement 1 (Cont’d) 1 Excludes covered assets. 1.40x 1.51x 1.52x 1.59x 1.60x 1.13x 1.11x 1.21x 1.24x 1.37x 1.00 1.25 1.50 1.75 4Q11 1Q12 2Q12 3Q12 4Q12 ALLL Coverage Ratios ALLL to Net Chargeoffs ALLL to NPLs HFI x x x x

4.02% 3.93% 3.95% 3.94% 3.84% 3.44% 3.41% 3.45% 3.51% 3.42% 3.00% 3.50% 4.00% 4.50% 4Q11 1Q12 2Q12 3Q12 4Q12 Net Interest Margin Reported NIM Core NIM 1 9 Margin Remains Strong » Margin expected to be in the mid 3.70s % range in 1Q13 driven by: □ Lower rates on new earning assets □ Runoff of covered assets Offset by: □ Lower funding cost □ Favorable funding mix change » Expect later quarters in 2013 to decline at a more modest pace » Asset sensitive interest rate risk position maintained » Deposit mix changes (higher DDA) have contributed to asset sensitivity » Increase in fixed rate assets slightly reduced our asset sensitivity 1 Excludes covered assets . - 0.13% 0.93% 2.04% 3.16% - 0.26% 1.02% 2.23% 3.66% - 0.50% 0.50% 1.50% 2.50% 3.50% Down 25 Up 50 Up 100 Up 200 Rate Sensitivities Sensitivities as of 12/31/12 Sensitivities as of 9/30/12

10 Fee Income Growth 38.4% 41.0% 42.4% 42.4% 44.1% 32.0% 36.0% 40.0% 44.0% 48.0% 4Q11 1Q12 2Q12 3Q12 4Q12 Fee Income Ratio 1 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non - GAAP Reconciliat ions included in the attached Appendix. 2 Linked quarter percentages are annualized. 4Q12 4Q12 v. 3Q12 2 Increase (Decrease) 4Q12 v. 4Q11 Increase (Decrease) Insurance income $ 362 34.6% 42.5 % Service charges on deposits 149 19.6 4.9 Mortgage banking income 231 37.7 71.1 Investment banking and brokerage fees and commissions 98 35.4 30.7 Checkcard fees 49 8.3 16.7 Bankcard fees and merchant discounts 61 (6.4) 10.9 Trust and investment advisory revenues 47 8.6 11.9 Income from bank - owned life insurance 29 (13.3) (3.3) FDIC loss share income, net (97) 30.9 110.9 Securities gains (losses), net - NM (100.0) Other income 91 (4.3) 1.1 Total noninterest income $ 1,020 23.5% 10.6% » Insurance income increased $29 million compared to 3Q12 , due to a seasonally stronger 4Q » Mortgage banking income increased $20 million compared to 3Q12 due to $15 million in higher gains on residential mortgage production and sales » Investment banking and brokerage fees and commissions increased $8 million over 3Q12 due to improved market conditions » Insurance revenue is expected to be seasonally lower in 1Q13 but will compare favorably to 1Q12 » Mortgage revenues are expected to be impacted by tighter margins in 1Q13, but volumes are expected to remain consistent with 4Q12 Noninterest Income ($ in millions)

Noninterest Expenses and Efficiency

Efficiency Ratio[1]



60.0%
55.0%
50.0%
53.5%
52.0%
53.9%
55.2%
55.3%
4Q11
1Q12
2Q12
3Q12
4Q12

- Personnel expense increased $26 million vs. 3Q12 due to increases in production-related incentives and commissions
- FTEs down slightly from 3Q12
- Foreclosed property expense down $6 million from 3Q12, largely due to decreased net losses and write-downs
- Loan-related expense decreased $12 million compared to 3Q12 due to lower expenses related to mortgage loan repurchases
- Other expenses decreased $27 million due to lower insurance-related expenses and the 3Q12 VISA settlement
- Achieved positive operating leverage

Noninterest Expense

($ in millions)

		4Q12	4Q12 v. 3Q12[2] Increase (Decrease)	4Q12 v. 4Q11 Increase (Decrease)
Personnel expense	$	823	13.0 %	21.2 %
Foreclosed property expense		48	(44.2)	(86.1)
Occupancy and equipment expense		172	14.4	8.2
Loan-related expenses		73	(56.2)	23.7
Regulatory charges		35	(49.7)	(23.9)
Professional services		46	110.5	(6.1)
Software expense		38	22.1	15.2
Amortization of intangibles		28	(38.5)	16.7
Merger-related and restructuring charges, net		11	NM	(31.3)
Other expenses		214	(44.6)	3.4
Total noninterest expense	**$**	**1,488**	**(10.7) %**	**(8.0) %**

- The 1Q13 effective tax rate is expected to be similar to 4Q12
- NIE expected to be lower in 1Q13 vs. 4Q12 due to lower production-related incentives and professional services expense

[1] Excludes securities gains (losses), foreclosed property expense, amortization of intangible assets, merger-related and restructuring charges, the impact of FDIC loss share accounting, and other selected items. See non-GAAP Reconciliations included in the attached Appendix.

[2] Linked quarter percentages are annualized.

11

Capital Strength[1]



Basel I Tier 1 Common Ratio
11.0%
10.0%
9.0%
8.0%
9.7%
10.0%
9.7%
9.5%
9.7%
4Q11
1Q12
2Q12
3Q12
4Q12

- BB&T currently estimates Tier 1 common under Basel III[2] to be:
  - 8.0% under the U.S. proposed rules (NPR)
  - 9.3% under international rules
  - Basel III estimate does not include any mitigating actions which will result in lower risk weighted assets and higher capital ratios
- CCAR plan submitted; capital deployment priorities are:
  - Organic growth
  - Dividends
  - Strategic opportunities / share buybacks

[1] Current quarter regulatory capital information is preliminary. Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings. Tier 1 common equity ratio is a non-GAAP measure. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

[2] The Basel III Tier I common equity ratio is also a non-GAAP measure and reflects management's best estimate of the proposed regulatory requirements, which are subject to change.

12

Community Banking Segment

($ in millions)	4Q12	Inc/(Dec) 3Q12	Inc/(Dec) 4Q11
Net Interest Income	$ 857	$ 6	$ (30)
Noninterest Income[1]	348	19	66
Loan Loss Provision	129	37	11
Noninterest Expense[2]	729	34	(248)
Income Tax Expense	127	(16)	103
Segment Net Income	$ 220	$ (30)	$ 170

Highlighted Metrics

($ in billions)	4Q12	4Q11
Total Noninterest Bearing Growth	23.4%	21.3%
Noninterest Bearing / Total Deposits	26.7%	22.7%
C&I Portfolio / Total Commercial Loans	68.1%	65.8%
Direct Retail Loan Growth	11.1%	2.6%
Commercial Loan Production (#)	6,111	5,843
Commercial Loan Production ($)	$ 4.1	$ 3.3

Comments

- Average direct retail loans increased $1.6 billion, or 11.1%, compared with 4Q11 and grew 14.1% compared with 3Q12
- Commercial loan pipeline increased by 18.8% compared to 4Q11 and essentially flat compared with 3Q12
- Noninterest bearing deposit balance growth remains strong with 23.4% growth vs. 4Q11
- Net income drivers included:
  - Reduced foreclosed property costs and NPL held for sale losses
  - Lower regulatory costs due to improved credit metrics
  - Higher mortgage banking referral income
- Successfully completed the BankAtlantic systems conversion in October 2012
- Announced 30 de novo branches to be opened in Texas

1 Noninterest Income includes intersegment net referral fees.
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense.

13

Residential Mortgage Banking Segment

Retains and services mortgage loans originated by the Community Banking segment as well as those purchased from various correspondent originators

($ in millions)	4Q12	Inc/(Dec) 3Q12	Inc/(Dec) 4Q11
Net Interest Income	$ 100	$ 8	$ 15
Noninterest Income[1]	206	16	95
Loan Loss Provision	56	33	17
Noninterest Expense[2]	112	(14)	14
Income Tax Expense	52	2	30
Segment Net Income	$ 86	$ 3	$ 49

Highlighted Metrics

($ in billions)	4Q12	4Q11
Retail Originations	$ 3.5	$ 3.2
Correspondent Originations	5.1	5.2
Total Originations	$ 8.6	$ 8.4
Loan Sales	$7.0	$5.2
Loans Serviced for others (EOP)	$ 73.8	$ 67.1
30+ Days Delinquent (HFI only)	3.54%	4.33%
% Non-Accrual (HFI only)	1.11%	1.50%
Net Charge-Offs (HFI only)	0.46%	0.86%

Comments

- Total loans serviced exceeded $100 billion
- Record quarterly residential mortgage loan originations of $8.6 billion, up 1.7% vs. 4Q11
- Retail mortgage originated $3.5 billion in loans, up 8.7% vs. 4Q11
- Loan sales increased $1.8 billion or 32.8% vs. 4Q11
- The increase in the loan loss provision was driven by reserve rate adjustments
- The 4Q12 production mix was 63.2% refinance / 36.8% purchase
- Purchase mortgages increased 26.9% compared with 4Q11
- Non-accrual and charge-off metrics continued to improve vs. 4Q11

1 Noninterest Income includes intersegment net referral fees.
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense.

14

15 Net Interest Income Noninterest Income 1 Loan Loss Provision Noninterest Expense 2 Income Tax Expense Segment Net Income Primarily originates indirect to consumers on a prime and nonprime basis for the purchase of automobiles and other vehicles through approved dealers both in BB&T’s market and nationally (through Regional Acceptance Corporation) Dealer Financial Services Segment Comments Highlighted Metrics ($ in millions) Inc/(Dec) 3Q12 Inc/(Dec) 4Q11 4Q12 4Q12 4Q11 1 Noninterest Income includes intersegment net referral fees. 2 Noninterest Expense includes amortization of intangibles and allocated corporate expense. $ 162 2 67 36 23 $ 38 $ 2 1 24 3 (9) $ (15) $ 11 - 25 4 (7) $ (11) ($ in billions) Loan Originations Loan Yield Operating Margin Net Charge - offs $ 1.1 8.4% 37.2% 1.59% $ 1.1 8.9% 51.6% 1.50% » Annual loan production is up 5.1% » Regional Acceptance continued to drive higher net interest income due to portfolio growth » Growing in new markets – Texas and Alabama, with additional expansion planned in 2013 » Increased focus on floor plan lending » Net charge - offs vs. 3Q12 increased due to seasonal factors at Regional Acceptance

Specialized Lending Segment

Provides specialty lending including: commercial finance, mortgage warehouse lending, tax-exempt governmental finance, equipment leasing, commercial mortgage banking, insurance premium finance, dealer-based equipment financing, and direct consumer finance

($ in millions)	4Q12	Inc/(Dec) 3Q12	Inc/(Dec) 4Q11
Net Interest Income	$ 144	$ 1	$ 20
Noninterest Income[1]	65	7	8
Loan Loss Provision	21	(44)	(3)
Noninterest Expense[2]	91	4	13
Income Tax Expense	25	19	10
Segment Net Income	$ 72	$ 29	$ 8

Highlighted Metrics

($ in billions)	4Q12	4Q11
Loan Originations	$ 5.4	$ 5.5
Loan Yield	5.0%	5.4%
Operating Margin	46.4%	43.6%
Net Charge-offs	0.70%	0.53%

Comments

- Loan growth is strong, with average loans up 14.4% vs. 4Q11 and up 5.4% vs. 3Q12
- Annual loan production increased 11.0%
- Higher net interest income was driven by:
  - Sheffield
  - Mortgage Warehouse Lending
  - Premium Finance
- Grandbridge completed the acquisition of Dwyer-Curlett & Co. in the fourth quarter, expanding its footprint into southern California and adding $3.9 billion to its servicing portfolio
- Consistent with corporate initiatives, BB&T Equipment Finance is expanding its Large Corporate segment outside of BB&T's traditional banking footprint

1 Noninterest Income includes intersegment net referral fees.
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense.

16

Insurance Segment

Provides property and casualty, life, and health insurance to business and individual clients. It also provides workers compensation and professional liability, as well as surety coverage and title insurance

($ in millions)	4Q12	Inc/(Dec) 3Q12	Inc/(Dec) 4Q11
Net Interest Income	$ 2	$ -	$ -
Noninterest Income[1]	368	34	113
Loan Loss Provision	-	-	-
Noninterest Expense[2]	310	-	91
Income Tax Expense	21	11	8
Segment Net Income	$ 39	$ 23	$ 14

Highlighted Metrics

	4Q12	4Q11
Annual Same Store Sales Growth	4.69%	0.80%
Annual Noninterest Income Growth	31.2%	0.6%
Number of Stores	206	164
Operating Margin	16.2%	14.8%

Comments

- Same store sales grew 4.7% for the year and 7.1% in 4Q12 vs. 4Q11, indicating price firming
- Annual noninterest income was up 31.2% driven largely by strategic growth through acquisitions, primarily Crump Insurance
- Continue to focus on the successful execution of synergies presented by Crump Insurance acquisition
- Strong strategic emphasis is being placed on preparation for healthcare reform and the impending impact on the Employee Benefits business

1 Noninterest Income includes intersegment net referral fees.
2 Noninterest Expense includes amortization of intangibles and allocated corporate expense.

17

18 Financial Services Segment Comments Highlighted Metrics Net Interest Income Noninterest Income 1 Loan Loss Provision Noninterest Expense 2 Income Tax Expense Segment Net Income $ 4 15 (20) 9 11 $ 19 $ 9 16 (17) 24 7 $ 11 Average Loan Balances Average Deposits Total Assets Invested Operating Margin Provides trust services, wealth management, investment counseling, asset management, estate planning, employee benefits, corporate banking, and capital market services to individuals, corporations, governments, and other organizations 4Q12 4Q11 ($ in millions) Inc/(Dec) 3Q12 Inc/(Dec) 4Q11 4Q12 1 Noninterest Income includes intersegment net referral fees. 2 Noninterest Expense includes amortization of intangibles and allocated corporate expense. $ 118 205 (8) 187 54 $ 90 ($ in billions) $ 7.8 $ 33.4 $ 96.2 44.6% $ 5.7 $ 27.3 $ 85.0 42.3% » Higher net interest income driven by: □ Corporate Banking which generated 39.9% growth in loans vs. 4Q11 □ BB&T Wealth which generated 26.5% loan growth and 23.8% transaction deposit growth vs. 4Q11 » Corporate loan commitments currently average $34 million » Total assets invested increased 13.2% vs. 4Q11 to $96.2 billion » Investment banking and brokerage fees increased 32.9% vs. 3Q12 and 26.5% vs. 4Q11

19

20

Non-GAAP Capital Measures

(Dollars in millions, except per share data)	As of / Quarter Ended				
	Dec 31 2012	Sept 30 2012	June 30 2012	March 31 2012	Dec 31 2011
Selected Capital Information [1]					
Risk-based capital					
Tier 1	$ 14,373	$ 13,593	$ 12,383	$ 15,207	$ 14,913
Total	18,146	17,536	16,433	19,342	18,802
Risk-weighted assets [2]	126,466	125,156	121,922	119,042	119,725
Average quarterly tangible assets	175,015	172,100	170,042	167,771	165,349
Risk-based capital ratios					
Tier 1	11.4%	10.9 %	10.2 %	12.8 %	12.5 %
Total	14.3	14.0	13.5	16.2	15.7
Leverage capital ratio	8.2	7.9	7.3	9.1	9.0
Equity as a percentage of total assets	11.5	11.3	10.6	10.2	10.0
Book value per common share	$ 27.21	$ 26.88	$ 26.19	$ 25.51	$ 24.98
Selected non-GAAP Capital Information [3]					
Tangible common equity as a percentage of tangible assets	6.9 %	6.8 %	6.9 %	7.1 %	6.9 %
Tier 1 common equity as a percentage of risk-weighted assets	9.7	9.5	9.7	10.0	9.7
Tangible book value per common share	$ 17.52	$ 17.02	$ 16.92	$ 17.12	$ 16.73

[1] Current quarter regulatory capital information is preliminary.

[2] Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

[3] Tangible common equity and Tier 1 common equity ratios are non-GAAP measures. BB&T uses the Tier 1 common equity definition used in the SCAP assessment to calculate these ratios. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

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Non-GAAP Capital Measures

(Dollars in millions, except per share data)	As of / Quarter Ended				
	Dec 31 2012	Sept 30 2012	June 30 2012	March 31 2012	Dec 31 2011
Calculations of Tier 1 common equity and tangible assets and related measures:					
Tier 1 equity	$ 14,373	$ 13,593	$ 12,383	$ 15,207	$ 14,913
Less:					
Preferred Stock	2,116	1,679	559	-	-
Qualifying restricted core capital elements	-	5	-	3,250	3,250
Tier 1 common equity	$ 12,257	$ 11,909	$ 11,824	$ 11,957	$ 11,663
Total assets	$ 183,872	$ 182,021	$ 178,529	$ 174,752	$ 174,579
Less:					
Intangible assets, net of deferred taxes	7,273	7,239	6,950	6,402	6,406
Plus:					
Regulatory adjustments, net of deferred taxes	212	81	239	327	421
Tangible assets	$ 176,811	$ 174,863	$ 171,818	$ 168,677	$ 168,594
Total risk-weighted assets [1]	$ 126,466	$ 125,156	$ 121,922	$ 119,042	$ 119,725
Tangible common equity as a percentage of tangible assets	6.9 %	6.8 %	6.9%	7.1 %	6.9 %
Tier 1 common equity as a percentage of risk-weighted assets	9.7	9.5	9.7	10.0	9.7
Tier 1 common equity	$ 12,257	$ 11,909	$ 11,824	$ 11,957	$ 11,663
Outstanding shares at end of period (in thousands)	699,728	699,541	698,795	698,454	697,143
Tangible book value per common share	$ 17.52	$ 17.02	$ 16.92	$ 17.12	$ 16.73

[1] Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

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Non-GAAP Capital Measures[1]

Basel III Estimates Based on Proposed U.S. Rules

(Dollars in millions)		Dec 31 2012		Sept 30 2012		June 30 2012
Tier 1 common equity under Basel I definition	$	12,257	$	11,909	$	11,824
Adjustments:						
Other comprehensive income related to AFS securities, defined benefit pension and other postretirement employee benefit plans		(385)		(226)		(365)
Other adjustments		(9)		(54)		(12)
Estimated Tier 1 common equity under Basel III definition	$	11,863	$	11,629	$	11,447
Estimated risk-weighted assets under Basel III definition	$	147,814	$	145,848	$	139,307
Estimated Tier 1 common equity as a percentage of risk-weighted assets under Basel III definition		8.0%		8.0 %		8.2 %

Basel III Estimates Based on Proposed International Rules

(Dollars in millions)		Dec 31 2012		Sept 30 2012		June 30 2012
Tier 1 common equity under Basel I definition	$	12,257	$	11,909	$	11,824
Adjustments:						
Other comprehensive income related to AFS securities, defined benefit pension and other postretirement employee benefit plans		(385)		(226)		(365)
Other adjustments		(9)		(54)		(12)
Estimated Tier 1 common equity under Basel III definition (International)	$	11,863	$	11,629	$	11,447
Estimated risk-weighted assets under Basel III definition(International)	$	127,599	$	126,572	$	123,888
Estimated Tier 1 common equity as a percentage of risk-weighted assets under Basel III definition		9.3%		9.2 %		9.2 %

[1] The Basel III calculations are non-GAAP measures and reflect adjustments for the related elements as proposed by regulatory authorities, which are subject to change. BB&T management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

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24 Non - GAAP Reconciliations Applicable ratios are annualized. 1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase. 2 Excludes mortgage loans guaranteed by the government. As of / Quarter Ended Dec 31 2012 Sept 30 2012 June 30 2012 March 31 2012 Dec 31 2011 Asset Quality Ratios (including amounts related to covered loans and covered foreclosed property) Loans 30 - 89 days past due and still accruing as a percentage of total loans and leases 1,2 1.02% 1.02% 0.97% 1.02% 1.22 % Loans 90 days or more past due and still accruing as a percentage of total loans and leases 1,2 0.52 0.53 0.67 0.75 0.84 Nonperforming loans and leases as a percentage of total loans and leases 1.17 1.31 1.45 1.67 1.68 Nonperforming assets as a percentage of: Total assets 0.97 1.10 1.24 1.50 1.62 Loans and leases plus foreclosed property 1.51 1.70 1.93 2.35 2.52 Net charge - offs as a percentage of average loans and leases 1.02 1.05 1.21 1.28 1.44 Allowance for loan and lease losses as a percentage of loans and leases held for investment 1.76 1.80 1.91 2.02 2.10 Ratio of allowance for loan and lease losses to: Net charge - offs 1.69 X 1.69 X 1.57 X 1.54 X 1.45 X Nonperforming loans and leases held for investment 1.46 1.33 1.29 1.18 1.21

Non-GAAP Reconciliations

	As of / Quarter Ended				
	Dec 31 2012	Sept 30 2012	June 30 2012	March 31 2012	Dec 31 2011
Asset Quality Ratios (excluding amounts related to covered loans and covered foreclosed property)[3]					
Loans 30-89 days past due and still accruing as a percentage of total loans and leases[1,2]	0.93 %	0.90 %	0.83 %	0.82 %	1.06 %
Loans 90 days or more past due and still accruing as a percentage of total loans and leases [1,2]	0.15	0.13	0.13	0.15	0.19
Nonperforming loans and leases as a percentage of total loans and leases	1.20	1.35	1.50	1.74	1.76
Nonperforming assets as a percentage of:					
Total assets	0.85	0.97	1.09	1.33	1.45
Loans and leases plus foreclosed property	1.33	1.51	1.72	2.12	2.29
Net charge-offs as a percentage of average loans and leases	1.04	1.08	1.22	1.28	1.46
Allowance for loan and lease losses as a percentage of loans and leases held for investment	1.70	1.73	1.86	1.97	2.05
Ratio of allowance for loan and lease losses to:					
Net charge-offs	1.60 X	1.59 X	1.52 X	1.51 X	1.40 X
Nonperforming loans and leases held for investment	1.37	1.24	1.21	1.11	1.13

Applicable ratios are annualized.

1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.

2 Excludes mortgage loans guaranteed by the government.

3 These asset quality ratios have been adjusted to remove the impact of covered loans and covered foreclosed property. Appropriate adjustments to the numerator and denominator have been reflected in the calculation of these ratios. Management believes the inclusion of covered loans in certain asset quality ratios that include nonperforming assets, past due loans or net charge-offs in the numerator or denominator results in distortion of these ratios and they may not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting.

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Non-GAAP Reconciliations

Efficiency and Fee Income Ratios[1]	Quarter Ended Dec 31 2012	Sept 30 2012	June 30 2012	March 31 2012	Dec 31 2011
Efficiency ratio – GAAP	58.8 %	61.6 %	57.9 %	59.0 %	67.1 %
Effect of securities gains (losses), net	-	-	-	(0.2)	2.4
Effect of merger-related and restructuring charges, net	(0.5)	(1.7)	(0.1)	(0.5)	(0.7)
Effect of losses/write-downs on NPL disposition loans	-	-	-	-	(0.2)
Effect of mortgage repurchase expense adjustments	-	(1.1)	-	-	-
Effect of FDIC loss share accounting	(0.1)	-	0.2	0.1	0.9
Effect of affordable housing investments write-down	-	-	-	(1.0)	-
Effect of foreclosed property expense	(1.9)	(2.2)	(2.9)	(3.9)	(14.5)
Effect of leveraged lease sale/write-downs	-	-	-	(0.6)	-
Effect of Visa indemnification	-	-	-	-	(0.5)
Effect of amortization of intangibles	(1.0)	(1.4)	(1.2)	(0.9)	(1.0)
Efficiency ratio – reported	55.3	55.2	53.9	52.0	53.5
Fee income ratio – GAAP	40.3 %	38.8 %	39.2 %	37.1 %	38.2 %
Effect of securities gains (losses), net	-	-	-	0.2	(2.7)
Effect of losses/write-downs on NPL disposition loans	-	-	-	-	0.3
Effect of affordable housing investments write-down	-	-	-	1.1	-
Effect of FDIC loss share accounting	3.8	3.6	3.2	2.6	2.6
Fee income ratio – reported	44.1	42.4	42.4	41.0	38.4

[1] BB&T's management uses these measures in their analysis of the Corporation's performance. BB&T's management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

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27 Non - GAAP Reconciliations 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without t he impact of intangible assets and their related amortization. (Dollars in millions) Quarter Ended Dec 31 Sept 30 June 30 March 31 Dec 31 Return on Average Tangible Common Shareholders' Equity 1 2012 2012 2012 2012 2011 Net income available to common shareholders $ 506 $ 469 $ 510 $ 431 $ 391 Plus: Amortization of intangibles, net of tax 17 19 18 14 15 Tangible net income available to common shareholders $ 523 $ 488 $ 528 $ 445 $ 406 Average common shareholders' equity $ 19,160 $ 18,757 $ 18,302 $ 17,772 $ 17,693 Less: Average intangible assets 7,463 7,341 7,031 6,510 6,485 Average tangible common shareholders' equity $ 11,697 $ 11,416 $ 11,271 $ 11,262 $ 11,208 Return on average tangible common shareholders' equity 17.80% 17.01% 18.85% 15.88% 14.36%

28 Non - GAAP Reconciliations Quarter Ended Reported net interest margin vs. core net interest margin 1 Dec 31 2012 Sept 30 2012 June 30 2012 March 31 2012 Dec 31 2011 Reported net interest margin - GAAP 3.84% 3.94% 3.95% 3.93% 4.02 % Adjustments to net interest income for Colonial assets: Effect of covered securities (0.09) (0.09) (0.09) (0.06) (0.08) Effect of covered loans (0.36) (0.37) (0.45) (0.51) (0.55) Adjustments to interest expense: Effect of interest expense on Colonial assets 0.03 0.03 0.04 0.05 0.05 Core net interest margin 3.42% 3.51% 3.45% 3.41% 3.44% 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance. BB&T’s management believes these m eas ures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains an d charges.

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